1 January 2025 THE CARLYLE GROUP POLICIES AND PROCEDURES REGARDING MATERIAL, NON-PUBLIC INFORMATION AND THE PREVENTION OF INSIDER TRADING Policy Summary This policy (this “policy”) is designed to comply with the requirements of Section 204A of the Investment Advisers Act of 1940 (the “Advisers Act”), which require Carlyle Investment Management L.L.C. (“CIM”), Carlyle Global Credit Investment Management L.L.C. (“Carlyle Global Credit”), AlpInvest Partners B.V., AlpInvest Private Equity Investment Management, LLC and AlpInvest US Holdings LLC (together, “AlpInvest”), Abingworth LLP (“Abingworth”), Carlyle Insurance Solutions Management L.L.C. (“CISM”), and Carlyle Aviation Partners Ltd. (“Carlyle Aviation”)1 to establish, maintain and enforce written policies and procedures reasonably designed to prevent the misuse of material, non-public information in violation of the Advisers Act or the Securities Exchange Act of 1934 (“Exchange Act”), and the rules and regulations promulgated thereunder. In addition, the policies set forth herein are intended to comply with Rule 204A-1 under the Advisers Act and Rule 17j-1 under the Investment Company Act of 1940 concerning the initial and periodic reporting of “Access Person” securities holdings and transactions. The policies set forth below supplement or reiterate policies and procedures contained in the respective Codes of Conduct for The Carlyle Group, The Carlyle Group Inc., Carlyle Secured Lending, Inc. (f/k/a TCG BDC, Inc.), Carlyle AlpInvest Private Markets Fund (“CAPM”), Carlyle Tactical Private Credit Fund (“CTAC”), and Carlyle Credit Income Fund (“CCIF”). Carlyle may from time-to-time issue and amend local policy supplements to this policy to address local insider trading laws or regulations that may be relevant and applicable in particular jurisdictions (e.g., India, Japan). 1 Carlyle Aviation Partners Ltd. includes Carlyle Aviation Securities Partners LLC and Carlyle Aviation PDP Management LLC, investment advisers registered with the SEC. 2 January 2025 Risks Addressed by this Policy This policy is designed to address the following risks associated with being aware of material, non-public information: • Failure to guard against the misuse of material, non-public information by The Carlyle Group, its officers, directors, partners, employees and certain advisors • Failure to guard against disclosures of pending transactions • Failure to track securities holdings and trades of “Access Persons” SUMMARY Preventing insider trading is necessary to comply with securities laws and to preserve the reputation and integrity of The Carlyle Group, its Advisory Clients2 and its affiliates. “Insider trading” occurs when any person purchases or sells a security while aware of inside information relating to the security. As explained in Section III below, “inside information” is information that is considered to be both “material” and “non-public.” Insider trading is a crime and the penalties for violating the law include imprisonment, disgorgement of profits, civil fines of up to three times the profit gained or loss avoided, and criminal fines of up to US$5,000,000 for individuals and US$25,000,000 for entities. Insider trading is also prohibited by this policy and insider trading or non-compliance with this policy could result in serious sanctions by Carlyle, including, but not limited to: disgorgement of profits or losses avoided, a temporary or permanent ban on personal trading, and/or termination of employment. Supervisors may also be held liable for the conduct of their subordinates. 2 “Advisory Client” means any account, fund, or entity for which Carlyle or any affiliate thereof provides investment advice and/or places trades on a discretionary or nondiscretionary basis, and may include accounts, funds or entities in which Carlyle, its officers, employees or affiliates have an interest. The limited partners and other persons who invest in Advisory Clients are generally referred to as “Investors.” Unless otherwise expressly stated herein, the term “Advisory Clients” does not include “Investors” and the term “Investors” does not refer to the public stockholders of The Carlyle Group Inc.

3 January 2025 This policy applies to all employees, officers, partners, directors and certain advisors (collectively, “Carlyle Personnel” or “employees”3) of The Carlyle Group Inc., CIM, Carlyle Global Credit, CISM, AlpInvest, Carlyle Aviation, Abingworth, Carlyle Secured Lending, Inc., Carlyle Credit Solutions II (f/k/a TCG BDC II, Inc., “CARS”), CAPM, CTAC, CCIF, The Carlyle Group Employee Co., L.L.C. and TC Group, L.L.C. and their relying advisors (as applicable), and each of their affiliated entities and subsidiaries (collectively the entities are referred to as “Carlyle”), and extends to all activities within and outside an individual’s duties at Carlyle. All Carlyle Personnel must review this policy. Questions regarding the policy should be directed to the Global Chief Compliance Officer or the Office of the General Counsel.4 POLICIES PROHIBITING INSIDER TRADING Personal Trading Carlyle Personnel may not, directly or indirectly, purchase or sell any publicly traded5 debt or equity security (including any securities of The Carlyle Group Inc., Carlyle Secured Lending, Inc., CAPM, CTAC, or CCIF) for their own account(s) (including the account(s) of a spouse, minor children or all other immediate family members of the household) while Carlyle, the applicable employee or any other Carlyle employee is aware of material, non-public information about the issuer of the security (or about Carlyle in the case of securities of The Carlyle Group Inc.), whether or not the employee 3 “Carlyle Personnel” or “employees” may also include certain contractors, long-term consultants, temporary employees, and other individuals associated with Carlyle, as determined by the Global Chief Compliance Officer, the Office of the General Counsel or their designee, as necessary based on the duties assigned to the individuals. Such persons will be informed of the fact that they are subject to this policy and any other relevant policies. Additionally, this policy does not apply to the independent directors of The Carlyle Group Inc., Carlyle Secured Lending, Inc., CARS, CAPM, CTAC, or CCIF, as applicable. References to “directors” of The Carlyle Group Inc., Carlyle Secured Lending, Inc., CARS, CAPM, CTAC, or CCIF as applicable herein refer only to the non-independent directors of The Carlyle Group Inc., Carlyle Secured Lending, Inc., CARS, CAPM, CTAC, or CCIF as applicable. 4 Questions relating to AlpInvest or Carlyle Aviation should be directed to the respective Chief Compliance Officer for each of these investment advisors, who will administer this policy in accordance with the provisions of the respective compliance manual for that investment advisor. 5 As used in this policy, the term “publicly traded” or “public” in describing any debt or equity securities of any issuer means not only that such securities are registered and/or traded on an exchange, but also that such securities are available for purchase or sale in a secondary market transaction, whether over the counter, through a market maker or otherwise. Securities issued by CTAC and CAPM are also treated as “publicly traded” or “public” for purposes of this policy. Additionally, certain “security-based swaps” are deemed “securities” under and subject to U.S. federal securities laws. 4 January 2025 is relying upon that information, whether or not such information was obtained in the course of employment and whether or not the issuer of such security is one of the companies in which Carlyle has invested (“Portfolio Company” or “Portfolio Companies”) or any other company, including The Carlyle Group Inc., Carlyle Secured Lending, Inc., CAPM, CTAC, and CCIF. Neither Carlyle Personnel nor their spouses, minor children or other immediate family members of the household shall purchase or sell for their own accounts any security (including those associated with Portfolio Companies, The Carlyle Group Inc., Carlyle Secured Lending, Inc., CAPM, CTAC, and CCIF) while it is on the “The Carlyle Personnel Restricted Trading List”6 without the prior written consent of the General Counsel or the Global Chief Compliance Officer. No Carlyle employee or their spouse, minor child or any other immediate family members of the household shall directly or indirectly tip (or otherwise communicate) material, non- public information to anyone while Carlyle, the employee or any other Carlyle employee is aware of such information (except when there is a legitimate business need to access such information and it is subject to an obligation of confidentiality). In addition, material, non-public information should not be communicated to anyone outside Carlyle under any circumstances, or to anyone within Carlyle other than to persons with a legitimate business need to access such information (provided that such communication is also in compliance with all information barrier policies adopted by the firm).7 Unless specifically authorized or directed by the General Counsel or Global Chief Compliance Officer, no Carlyle employee or their spouse, minor child or any other immediate family members of the household shall knowingly purchase or sell any public security ahead of any proposed trading activity in that public security or issuer by Carlyle on behalf of its Advisory Clients (i.e., front running). 6 The firm will maintain multiple restricted trading lists (“Restricted Trading Lists”) of restricted issuers or securities that are applicable to Carlyle personnel and Advisory Clients, and currently include (i) the “Global Credit Restricted Trading List,” which applies to Advisory Clients associated with the Carlyle Global Credit Group; (ii) the “Global Private Equity/Global Investment Solutions Restricted Trading List,” which applies to all Advisory Clients outside of the Global Credit group; and (iii) “The Carlyle Personnel Restricted Trading List,” which applies to all employees of Carlyle regarding their personal investments, including all personnel in both Global Credit and Global Private Equity/Global Investment Solutions. The Carlyle Personnel Restricted Trading List is a combined list of all issuers with public debt or equity appearing on all of the foregoing restricted lists. 7 Communications are also governed by The Carlyle Group Policy and Procedures for Compliance with Regulation FD and The Carlyle Group Public Communications Policy, which are available on the Carlyle Connect intranet site.

5 January 2025 Advisory Client Trading Carlyle Personnel may not, directly or indirectly, purchase or sell any publicly traded debt or equity security for any Advisory Client while they are aware of or are deemed to be aware of (subject to information barrier discussed below) material, non-public information about the issuer of the security, whether or not they are relying upon that information and whether or not they became aware of such information in the course of their employment at Carlyle. Carlyle has adopted an information barrier policy to control the flow of material, non- public information between Carlyle Global Credit and the rest of Carlyle (“Global Private Equity/Global Investment Solutions”). Please see the Carlyle Group Policies and Procedures Regarding the Information Barrier for Carlyle Global Credit (the “Information Barrier Policy”) (available on the Carlyle Connect intranet site) for additional guidance. Global Credit is prohibited from trading in securities in the account of a Global Credit Advisory Client when the issuer or security is identified on the Global Credit Restricted Trading List, and similarly, Global Private Equity/Global Investment Solutions is prohibited from trading securities in the secondary market on behalf of a Global Private Equity/Global Investment Solutions Advisory Client when the issuer or security is identified on the Global Private Equity/Global Investment Solutions Restricted Trading List, unless otherwise approved by the General Counsel, Global Chief Compliance Officer or their designees. See page 14 (PROCEDURES PREVENTING INSIDER TRADING, Restrictions on Trading on Behalf of Advisory Clients) for additional information. EXPLANATION OF INSIDER TRADING As noted above, “insider trading” refers to the purchase or sale of a security while aware of “material” “non-public” information relating to the security.8 “Securities” include not only stocks, bonds, notes and debentures, but also options, warrants and similar instruments (and includes any common stock or other securities of The Carlyle Group Inc., Carlyle Secured Lending, Inc., CAPM, CTAC, or CCIF).9 “Purchase” and “sale” are defined broadly under the federal securities laws. “Purchase” includes not only the actual purchase of a security, but any contract to purchase or otherwise acquire a security. 8 In making this determination, under certain circumstances, material, non-public information relating to one company could be deemed material to another company (e.g., a comparable publicly-traded company in the same sub-industry), even if the two companies do not have a direct business relationship. 9 Securities may also include certain types of digital coins in which the underlying initial coin offerings have been deemed by regulators to be securities offerings. 6 January 2025 “Sale” includes not only the actual sale of a security, but any contract to sell or otherwise dispose of a security. These definitions extend to a broad range of transactions including conventional cash-for-stock transactions, conversions, the grant and exercise of stock options and acquisitions and exercises of warrants or puts, calls, swaps or other options related to a security. It is generally understood that insider trading includes the following: • trading by insiders while aware of material, non-public information; • trading by persons other than insiders while aware of material, non-public information where the information either was given in breach of an insider’s fiduciary duty to keep it confidential or was misappropriated; or • communicating or tipping material, non-public information to anyone, including recommending the purchase or sale of a security while aware of such information. A. What Facts are Material? The materiality of a fact depends upon the circumstances. Very generally, a fact is considered “material” if there is a substantial likelihood that a reasonable investor would consider it important in making a decision to buy, sell or hold a security or where the fact is likely to have a significant effect on the market price of the security. Material information can be positive or negative and can relate to virtually any aspect of a company’s business or to any type of security, debt or equity. While it is not possible to compile an exhaustive list, the following information of an issuer of securities generally has been deemed to be material: • Quarterly or annual results of financial performance; • Guidance on earnings estimates and confirming such guidance on a later date; • Fundraising progress or milestones, investment valuations and industry trends; • Mergers, acquisitions, tender offers, joint ventures or changes in assets; • Significant changes in management; • Significant changes in compensation policy; • Change in independent registered public accounting firm or notification that the issuer may no longer rely on such firm’s report;

7 January 2025 • Financings and other events such as defaults on securities, calls of securities for redemption, repurchase plans, stock splits, public or private sales of securities and changes in dividends and changes to the rights of securityholders; • Significant write-offs; • Significant pending or threatened litigation or governmental investigations; • Bankruptcy, corporate restructuring or receivership; • Significant disruption, loss, potential loss, breach or unauthorized access of property or assets, including information technology infrastructure and cybersecurity and privacy incidents or events; and • Contents of a forthcoming news article or press release that could affect the market price of a security. Information about Carlyle’s Advisory Client investment holdings or securities recommendations for Advisory Clients is confidential and, for purposes of these procedures, deemed material information. Therefore, this information should be safeguarded and never communicated to persons other than to those persons with a legitimate business need to access such information and subject to an obligation of confidentiality.10 A good general rule of thumb: when in doubt, do not trade. B. What is Non-public? Information is “non-public” if it is not available to the general public. In order for information to be considered public, it must be widely disseminated in a manner making it generally available to investors through such media as Dow Jones, Reuters, The Wall Street Journal, Associated Press, Bloomberg, AFP, or United Press International. The circulation of rumors, even if accurate and reported in the media, does not constitute effective public dissemination. Advisory Client securities recommendations or Advisory Client portfolio holdings are considered confidential and non-public. In addition, even after a public announcement, a reasonable period of time must lapse in order for the market to react to the information. Generally, 10 Also see Section D of Carlyle’s Code of Conduct for additional discussion of confidentiality obligations. 8 January 2025 one should allow approximately 48 hours following publication as a reasonable waiting period before such information is deemed to be public. C. Who is an Insider? “Insiders” include officers, partners, directors, and employees of a company and anyone else who has material inside information about a company. An affiliate of a company can also be an insider. Insiders have independent fiduciary duties to their company and its stockholders not to trade on material, non-public information relating to a company’s securities. Employees may not trade securities while aware of material, non-public information relating to those securities or the securities’ issuer, trade ahead (i.e., frontrun) of an Advisory Client transaction, nor tip (or communicate except when there is a legitimate business need to access such information and it is subject to an obligation of confidentiality) such information to others.11 Trading by your spouse, minor child or by other immediate family members of the household while you are aware of material, non-public information is likewise prohibited and can give rise to legal and Carlyle-imposed sanctions. D. Trading by Persons Other than Insiders. Insiders may be liable for communicating or tipping material, non-public information to a third party (“tippee”), and insider trading violations are not limited to trading or tipping by insiders. Persons other than insiders also can be liable for insider trading, including tippees who trade on material, non-public information tipped to them or individuals who trade on material, non-public information which has been misappropriated. Tippees inherit an insider’s duties and can be liable for trading on material, non-public information illegally tipped to them by an insider. Similarly, just as insiders can be liable for the insider trading of their tippees, so can tippees who pass the information along to others who trade. In other words, in general, a tippee’s liability for insider trading is no different from that of an insider. Tippees can obtain material, non-public information by receiving overt tips from others or through, among other things, conversations at social, business or other gatherings. E. Penalties for Engaging in Insider Trading. Penalties for trading on or tipping material, non-public information can extend significantly beyond any profits made or losses avoided, both for individuals engaging in such 11 Communications are also governed by The Carlyle Group Policy and Procedures for Compliance with Regulation FD and The Carlyle Group Public Communications Policy.

9 January 2025 unlawful conduct and their employers. The Securities and Exchange Commission (“SEC”) and Department of Justice have made the civil and criminal prosecution of insider trading violations a top priority, and have collaborated with non-U.S. regulators on insider trading cases. Enforcement remedies available to the government or private plaintiffs under the federal securities laws include: • SEC administrative sanctions; • Securities industry self-regulatory organization sanctions; • Civil injunctions; • Inability to rely upon certain exemptions in the private placements of securities; • Damage awards to private plaintiffs; • Disgorgement of all profits or losses avoided; • Civil fines for the violator of up to three times the amount of profit gained or loss avoided; • Civil fines for the employer or other controlling person of a violator (i.e., where the violator is an employee or other controlled person) of up to the greater of approximately $2,000,000 or three times the amount of profit gained or loss avoided by the violator; • Criminal fines for individual violators of up to $5,000,000 ($25,000,000 for an entity); and • Jail sentences of up to 20 years. In addition, insider trading could result in serious sanctions by Carlyle, including termination of employment. Insider trading violations are not limited to violations of the federal securities laws: other federal and state civil or criminal laws, such as the laws prohibiting mail and wire fraud and the Racketeer Influenced and Corrupt Organizations Act (RICO) and laws of non-U.S. jurisdictions also may be violated upon the occurrence of insider trading. F. Examples of Insider Trading. Examples of insider trading cases include actions brought against: corporate officers, directors, and employees who traded a company’s securities after learning of significant confidential corporate developments; friends, business associates, lawyers, consultants, advisors, analysts, family members, and other tippees of such officers, directors, and employees who traded the securities after receiving such information; government employees who learned of such information in 10 January 2025 the course of their employment; and other persons who misappropriated, and took advantage of, confidential information from their employers. The following are illustrations of potential insider trading violations. These illustrations are hypotheticals and, consequently, are not intended to reflect on the actual activities or business of Carlyle, any Portfolio Company or any other entity. • Trading by Insider. A director of X Corporation learns that earnings to be reported by X Corporation will increase dramatically. Prior to the public announcement of such earnings, the director purchases X Corporation’s stock. The director, an insider, could be liable for all profits as well as penalties of up to three times the amount of all profits. The director could also be subject to, among other things, criminal prosecution, including up to $5,000,000 in additional fines and 20 years in jail. • Trading by Tippee. A director of X Corporation tells a friend that X Corporation is about to publicly announce that it has signed a definitive merger agreement for a major acquisition. This tip causes the friend to purchase X Corporation’s stock in advance of the announcement. The director could be jointly liable with his friend for all of the friend’s profits and each is liable for all penalties of up to three times the amount of the friend’s profits. In addition, the director and his friend could be subject to, among other things, criminal prosecution, as described above. G. Insider Reporting Requirements, Short-Swing Profits and Short Sales for Officers and Directors and 10% Stockholders of Public Companies12. (i) General Reporting Requirements and Procedures Section 16 of the Exchange Act imposes a two-business day filing deadline with respect to almost all purchases and sales of equity 12 Companies with publicly traded securities which are listed on non-U.S. securities exchanges may have similar local exchange reporting requirements. If you are a member of the Board of Directors of (or otherwise involved in the support or oversight of) a non-U.S. publicly traded portfolio company listed on a non-U.S. exchange, consult with internal or external counsel to understand applicable reporting obligations for Board members, Carlyle affiliates and/or Advisory Clients.

11 January 2025 securities by directors, officers and 10% shareholders of public companies. Accordingly, if you sit on the Board of Directors of a public company or are an officer of such company (including if you sit on the Board of Directors of The Carlyle Group Inc., Carlyle Secured Lending, Inc., CAPM, CTAC, or CCIF or are an officer of any such entity as further discussed below in Section G(ii)), you will have Section 16 filing obligations. Often, the public company itself will prepare your Section 16 reports, but ultimately, the legal obligation to file those reports rests with you as the director or officer. Additionally, in order to meet the two-day filing deadline, most public companies have instituted a pre-clearance requirement for transactions in its securities by insiders. If you have questions concerning your reporting obligations, please contact the Office of the General Counsel or the Global Chief Compliance Officer. Because Carlyle affiliates and Advisory Clients often own more than 10% of a public Portfolio Company, those affiliates and/or Advisory Clients may have a Section 16 reporting obligation as well. Other reporting obligations may be triggered by a change in Carlyle ownership (e.g., Schedule 13D or Schedule 13G filings). Please consult the Office of the General Counsel or the Global Chief Compliance Officer for additional guidance. Where Section 16, Schedule 13D or Schedule 13G filings may be necessary, Carlyle employees should consult the Office of the General Counsel or the Global Chief Compliance Officer at least three (3) business days prior to engaging in any transactions involving a public Portfolio Company’s securities, including without limitation, a public Portfolio Company’s stock, options or warrants. (ii) Reporting Requirements and Procedures for Officers and Directors of The Carlyle Group Inc.,Carlyle Secured Lending, Inc., CAPM, CTAC, and CCIF If you sit on the Board of Directors or are an officer of The Carlyle Group Inc., Carlyle Secured Lending, Inc., CAPM, CTAC, or CCIF, you will have Section 16 filing obligations. Carlyle will prepare your Section 16 reports related to your service to The Carlyle Group Inc. Carlyle Secured Lending, Inc., CAPM, CTAC, or CCIF, as 12 January 2025 applicable, but ultimately, the legal obligation to file those reports rests with you as the director or officer. Additionally, in order to meet the two-day filing deadline, as with most public companies, Carlyle has instituted a pre-clearance requirement for transactions in its securities by all insiders. Officers and directors (who are also Carlyle Personnel) will be able to comply with this pre-clearance requirement through ComplySci and also will be required to provide the information requested in Attachments B, C, D or E, as applicable, if seeking to transact in such securities within six months of departure from Carlyle. If you have questions concerning your reporting obligations, please contact the Office of the General Counsel or the Global Chief Compliance Officer. (iii) Short-Swing Profits and Short Sales for Officers, Directors and 10% Stockholders of Public Companies 1. Reporting Obligations Under Section 16(a) of the Exchange Act. Federal law generally requires that, within 10 days after an individual or entity becomes an insider, that insider file with the SEC an “Initial Statement of Beneficial Ownership of Securities” on SEC Form 3 listing the amount of the company’s common stock (including, for example, the common stock or shares of The Carlyle Group Inc., Carlyle Secured Lending, Inc., CAPM, CTAC, or CCIF) (“Stock”), options and warrants that the insider beneficially owns. Following the initial filing on SEC Form 3, almost every change in the beneficial ownership of the company’s Stock, options and warrants must be reported on SEC Form 4 no later than the second business day after such change occurs. Form 4 must be filed even if, for example, as a result of balancing transactions in a 401(k), there has been no net change in holdings. In deciding when a change has occurred for purposes of filing Form 4, the trade date rather than the settlement date is ordinarily determinative. Special rules apply in certain situations. If any officer or director purchases or sells the company’s Stock within six months after the event which required him or her to file Form 3, the Form 4 filed with respect to that purchase or sale must also report any other purchases or sales he or she made within the preceding six months which were not previously reported. Similarly, if an officer or director purchases or sells the company’s Stock within six months after his or her

13 January 2025 termination from such position, the transaction must be reported on Form 4 if he made any non-exempt (e.g., open market) purchase or sale within the preceding six months and prior to termination. 2. Recovery of Profits Under Section 16(b) of the Exchange Act. For the purpose of preventing the unfair use of information which may have been obtained by an insider, any profits realized by any officer, director or 10% stockholder of any public company from any “purchase” and “sale” of the company’s Stock during a six-month period (subject to certain exceptions), so called “short-swing profits,” may be recovered by such company. When such a purchase and sale occurs, good faith is no defense. The insider is liable even if compelled to sell for personal reasons, and even if the sale takes place after full disclosure and without the use of any inside information. The liability of an insider under Section 16(b) is only to the company itself. Any stockholder can bring suit in the name of such company. In this connection, it must be remembered that reports of ownership filed with the SEC pursuant to Section 16(a) (discussed above) are readily available to the public, and certain persons carefully monitor these reports for potential Section 16(b) violations. In addition, liabilities under Section 16(b) may require separate disclosure in a company’s annual report to the SEC on Form 10-K or its proxy statement for its annual meeting of stockholders. No suit may be brought more than two years after the date the profit was realized. However, if the insider fails to file a report of the transaction under Section 16(a), as required, the two-year limitation period does not begin to run until after the transactions giving rise to the profit have been disclosed. Failure to report transactions and late filing of reports require separate disclosure in a company’s proxy statements. 3. Short Sales Prohibited Under Section 16(c) of the Securities Exchange Act of 1934. Section 16(c) prohibits insiders absolutely from making short sales of a company’s Stock, i.e., sales of shares which the insider does not own at the time of sale, or sales of Stock against which the insider does not deliver the shares within 20 days after the sale. Under certain circumstances, the purchase or sale of put or call options, or the writing of such options, can result in a violation of Section 16(c). Insiders violating Section 16(c) face criminal liability. 14 January 2025 The Office of the General Counsel, the Global Chief Compliance Officer or your legal counsel should be consulted if you have any questions regarding reporting obligations, short-swing profits or short sales under Section 16. H. Prohibition of Records Falsifications and False Statements. Federal law also requires SEC-registered companies to maintain proper internal books and records and to devise and maintain an adequate system of internal accounting controls. The SEC has supplemented the statutory requirements by adopting rules that prohibit (1) any person from falsifying records or accounts subject to the above requirements and (2) officers or directors from making any materially false, misleading, or incomplete statement to any accountant in connection with any audit or filing with the SEC. These provisions reflect the SEC’s intent to discourage officers, directors and other persons with access to a public company’s books and records from taking action that might result in the communication of materially misleading financial information to the investing public. PROCEDURES PREVENTING INSIDER TRADING The following procedures have been established, and will be maintained and enforced, by Carlyle to prevent insider trading. Every Carlyle employee is required to follow these procedures. Failure to follow any of these procedures (including failure to pre-clear trades) may result in serious disciplinary action including, but not limited to: the disgorgement of profits or losses avoided, a temporary or permanent restriction on personal trading and/or termination of employment.13 Restricted Trading Lists If you become aware of any material, non-public information about any company that has debt or equity securities that are publicly traded (or is planning to be publicly traded, i.e., an initial public offering by a portfolio company), immediately contact the Legal and Compliance Department to request an addition to the appropriate Restricted Trading List(s)14 (i.e., the Global Credit Restricted Trading List, the Global Private Equity/Global 13 Certain business units within Carlyle (e.g., Carlyle Aviation, Abingworth) are subject to additional limitations on trading (e.g., securities within the business unit’s industry or sub-industry). 14 The general guidelines for maintaining Carlyle’s Restricted Trading List are included as Attachment A. In situations where an issuer is being added to the restricted trading list, and such issuer has a small number of direct competitors, consideration should be given as to whether the confidential information about the issuer might also be considered potentially material to of one or more direct competitors of the (cont’d)

15 January 2025 Investment Solutions Restricted Trading List, and/or The Carlyle Personnel Restricted Trading List). As part of that process, you will be asked to complete and submit a restricted list addition request form to provide additional information about the nature of the restriction.15 If you have any questions regarding whether confidential information constitutes material, non-public information, contact the Legal and Compliance Department for guidance. If you become aware of non-public information that could be material with respect to any securities of The Carlyle Group Inc., Carlyle Secured Lending, Inc., CAPM, CTAC, or CCIF, you must immediately notify the Office of the General Counsel or the Global Chief Compliance Officer, regardless of whether or not there is a current open trading window for potential trading in securities of The Carlyle Group Inc., Carlyle Secured Lending, Inc., CAPM, CTAC, or CCIF. Restrictions on Personal Trading and Pre-Clearance Requirements Prior to engaging in a personal trade in any public securities (e.g., debt, equity, puts, calls and other financial derivatives) of a particular company (including The Carlyle Group Inc., Carlyle Secured Lending, Inc., CAPM, CTAC, and CCIF), all Carlyle employees16 must pre-clear the potential transaction via the ComplySci Compliance System17. This pre-clearance obligation applies to potential public security transactions (including issuer (in which case, such direct competitors may need to added to the restricted trading list, or a ‘watch list’ or ‘gray list’). 15 Restricted list addition request forms are available on the Carlyle Connect intranet site, and include detailed completion and submission instructions. If an employee is unable to submit a completed restricted list addition request form, the restriction request may also be made directly to the General Counsel, Global Chief Compliance Officer, or their designees (e.g., via an email or verbal communication). Guidelines for non-disclosure agreements are available on the Carlyle Connect intranet site. For Global Private Equity, if a non-disclosure agreement was signed in connection with the receipt of the confidential information, a copy of that signed agreement should be included with the completed restriction list addition request form (or sent subsequently upon execution to nda@carlyle.com ). For Global Credit, draft and signed non-disclosure agreements should be sent to gc.nda@carlyle.com. 16 Although all Carlyle employees are generally considered to be Access Persons, the Global Chief Compliance Officer or designee and the Office of the General Counsel reserve the right to request and review the personal trading activity for accounts associated with non-Access Persons. See Section D below for a discussion of who is considered an “Access Person”. 17 The ComplySci Compliance System can be accessed via any internet connection using the following address: https://tcg.complysci.com . For assistance with access to ComplySci, send an email to “TCG Compliance” or compliance@carlyle.com . 16 January 2025 donations or gifts) for the employee, spouse, minor children and immediate family members of the household and any other accounts for which the employee makes investment decisions.18 Once the employee has gained access to the ComplySci Compliance System, the employee can enter a ‘Trade Request’ on the system. The system will provide an immediate response of “Denied”, “Allowed”, or “Pending”. All “Pending” requests are forwarded to the Compliance department for review, and will ultimately yield a response of “Denied” or “Allowed”. An employee must wait for a response and may proceed with the trade only if the response is “Allowed”. All Carlyle employees (and their spouses, minor children and other immediate family members of the household) are prohibited from trading in any debt or equity securities issued by a company identified on the Carlyle Personnel Restricted Trading List, and from purchasing or selling puts or calls or other financial derivatives relating to securities issued by a company appearing on the Carlyle Personnel Restricted Trading List. In addition, securities (i.e., those that are required to be pre-cleared in accordance with this policy, which include, e.g., debt, equity, puts, calls and other financial derivatives (including securities of The Carlyle Group Inc., Carlyle Secured Lending, Inc., CAPM, CTAC, and CCIF)) purchased (or sold) by Carlyle employees (and their spouses, minor children and other immediate family members of the household) must not be sold (or purchased) within sixty (60) calendar days of a matching transaction (i.e., another securities transaction for the employee, spouse, minor children, other immediate family members of the household, etc., associated with the same issuer). Any exceptions to this holding period must be approved by the Global Chief Compliance Officer or designee, or the Office of the General Counsel. Employees are advised to avoid the use of margin accounts and non-market orders (e.g., open orders, good-till-canceled orders, stop orders, stop-loss orders) due to the risk that margin accounts and non-market orders could result in the unexpected execution of transactions without an opportunity to obtain appropriate pre-clearance against the Carlyle Personnel Restricted Trading Lists and compliance with the sixty-day holding period. Employees are prohibited from engaging in trading activity in relation to the publicly traded (or listed) securities of The Carlyle Group Inc., Carlyle Secured Lending, Inc., CTAC, CAPM and CCIF that is not consistent with long-term investment. Accordingly, 18 This pre-clearance obligation also extends to any transaction involving a gift or donation transfer or other similar transfer of any securities, for example, to a trust or a charity. Such transactions can be pre- cleared on ComplySci or send an email to “TCG Compliance” or compliance@carlyle.com for assistance.

17 January 2025 employees may not engage in activity of the type that is designed to profit from trading (as opposed to investing) activity or that is designed to profit from or hedge against decreases in the value of The Carlyle Group Inc., Carlyle Secured Lending, Inc., CTAC, CAPM or CCIF securities. Examples of inappropriate trading activity include any trading activity designed to profit from fluctuations in the price of these securities, such as “day trading” and arbitrage trading, short sales, buying securities on margin (unless arrangements are made to cover any margin calls in cash) and the use of forward contracts, equity swaps, collars, exchange funds, puts, calls, options and other derivative securities or any instruments designed to increase in value as a result of, or hedge or offset any decrease in, the market value of the securities. These prohibitions apply regardless of whether the securities have been granted to the directors, officers or other employees as part of their compensation or are held, directly or indirectly, by such persons. Without the prior written consent of the General Counsel or the Global Chief Compliance Officer, employees may not pledge publicly traded securities of The Carlyle Group Inc., Carlyle Secured Lending, Inc., CTAC, CAPM or CCIF, use such securities as collateral in connection with a loan or lending arrangement, or engage in any similar activity that could trigger an involuntary sale of such securities. Additionally, except for the cashless exercise of options that does not involve the sale of a Portfolio Company’s securities (this exception covers only the cashless exercise, and not a subsequent sale of the net shares into the market), no Carlyle employee or their spouse, minor children or other immediate family member of the household shall purchase or sell any security of a Portfolio Company that is on the Carlyle Personnel Restricted Trading List without prior written consent of the General Counsel or the Global Chief Compliance Officer. Employees who are either directors or officers of Carlyle Group Inc., Carlyle Secured Lending, Inc., CAPM, CTAC, or CCIF shall be subject to this policy during their tenure in such position and for six months after their departure from such position. Following their departure from such position, such persons agree to submit, in writing, a request to trade to the General Counsel, Global Chief Compliance Officer or their designee at least five (5) business days in advance of any proposed transaction in securities of The Carlyle Group Inc., Carlyle Secured Lending, Inc., CAPM, CTAC, or CCIF (request forms are available in Attachments B, C, D and E). If the proposed transaction is approved, such person must execute the proposed transaction within 48 hours so long as the trading window, if applicable, remains open during that 48-hour period and such person is not aware of material, non-public information regarding The Carlyle Group Inc., Carlyle 18 January 2025 Secured Lending, Inc., CAPM, CTAC, or CCIF, as applicable. If the proposed transaction is not approved, such person may not execute the proposed transaction. Restrictions on Trading on Behalf of Advisory Clients Global Credit is prohibited from trading in securities in the account of a Global Credit Advisory Client when the issuer or security is identified on the Global Credit Restricted Trading List unless otherwise approved by the General Counsel, Global Chief Compliance Officer or their designees. For purposes of this prohibition, “securities” do not include bank loans (although bank loans may periodically be subject to trading restrictions as determined by the General Counsel, the Global Chief Compliance Officer or their designees). Additionally, Global Credit may not trade in the equity or debt of any Global Private Equity Portfolio Company without trade-by-trade pre-approval from the Carlyle Global Chief Compliance Officer, General Counsel or their designees (requests should be submitted to PortfolioCompanyTrades@carlyle.com). Please see The Carlyle Group Insider Trading Policies and Procedures for Carlyle Credit (the “Global Credit Insider Trading Policy”) for additional guidance.19 Global Private Equity/Global Investment Solutions is prohibited from trading securities in the secondary market (including block trades) on behalf of a Global Private Equity/Global Investment Solutions Advisory Client when the issuer or security is identified on the Global Private Equity/Global Investment Solutions Restricted Trading List unless otherwise approved by the General Counsel or Global Chief Compliance Officer (or their designee). Global Private Equity/Global Investment Solutions should pre-clear all such Advisory Client trades with a member of the Legal and Compliance Department. Such pre-clearance process is expected to include confirmation from relevant investment professionals that they are not aware of material, non-public information regarding the proposed secondary market transaction. Trading Windows Related to the Securities of The Carlyle Group Inc., Carlyle Secured Lending, Inc., or CCIF Trading in securities of The Carlyle Group Inc., Carlyle Secured Lending, Inc., or CCIF will be permitted only during an open trading window, as applicable20: 19 The Global Credit Insider Trading Policy is available on the Carlyle Connect intranet site. For a copy of the policies applicable to AlpInvest or Carlyle Aviation, refer to the compliance manual for the respective investment advisor, a copy of which is available from the respective Chief Compliance Officer or through ComplySci. 20 Certain current or former senior Carlyle professionals who received shares of CG common stock upon (cont’d)

19 January 2025 • For The Carlyle Group Inc., Carlyle anticipates that a trading window will begin on the third trading day after Carlyle makes a public news release of quarterly earnings for The Carlyle Group Inc. for the prior fiscal quarter and will close no later than the fourth trading day prior to the end of the current fiscal quarter. • For Carlyle Secured Lending, Inc., Carlyle anticipates that a trading window will begin on the third trading day after Carlyle makes a public news release of quarterly earnings for Carlyle Secured Lending, Inc. for the prior fiscal quarter and will close no later than the 10th trading day prior to the end of the current fiscal quarter. • CCIF anticipates that a trading window will begin two business days after the publication of the fund’s net asset value (typically mid-month) prior to each quarter end and close prior to or at the end of such quarter. • The General Counsel or designee will provide notice to the appropriate audience of the opening and closing of each quarterly trading window. • Trading of securities of The Carlyle Group Inc. during an open trading window is not permitted if you are aware of material, non-public information about The Carlyle Group Inc. • Trading of securities of Carlyle Secured Lending, Inc. during an open trading window is not permitted if you are aware of material, non-public information about Carlyle Secured Lending, Inc. • Trading of securities of CCIF during an open trading window is not permitted if you are aware of material, non-public information about CCIF. • Carlyle may close regular trading windows in its discretion. The prohibitions against trading while aware of, or tipping, material, non-public information and short-term trading described elsewhere in this policy and the “Trading in Securities−Inside Information” section of The Carlyle Group Code of Conduct apply at all times, even during a trading window. For example, if you are the exchange of Carlyle Holdings (Private) partnership units for shares of CG common stock in connection with conversion from a publicly traded partnership to a corporation on January 1, 2020, may be subject to a minimum retained ownership requirement and/or certain SEC reporting obligations, and will be informed of any such requirement or obligations or other applicable restrictions. 20 January 2025 aware that a material acquisition or divestiture is pending or that a forthcoming publication in the financial press may affect the relevant securities market, you may not trade in securities of The Carlyle Group Inc., Carlyle Secured Lending, Inc., or CCIF as applicable, and must immediately notify the General Counsel or Global Chief Compliance Officer. Treatment of Material, Non-Public Information 1. Access to Information. Access to material, non-public information about a Portfolio Company or target Portfolio Company, including information about their business, earnings or prospects, should be limited to Carlyle employees with a legitimate business need to access such information. In addition, such information should not be communicated to anyone outside Carlyle under any circumstances or to anyone within Carlyle except to those persons with a legitimate business need to be provided with such information. In communicating material, non-public information to Carlyle employees, all care must be taken to emphasize the need for confidential treatment of such information and adherence to Carlyle’s policies with regard to confidential information and information barriers. 2. Inquiries From Third Parties. Inquiries from third parties, such as industry analysts or members of the media, about Carlyle or a Portfolio Company should be directed to the Corporate Communications department or the head of investor relations for The Carlyle Group Inc. Reporting Obligations of “Access Persons” The SEC requires employees who are considered “Access Persons” under SEC regulations to report their personal securities transactions and holdings in companies that have publicly traded securities. An “Access Person” is any Carlyle employee who may become aware of or have access to nonpublic information regarding clients’ purchase or sale of securities, is involved in making securities recommendations to clients, or who has access to such recommendations that are nonpublic. Certain non-employees providing services to Carlyle may also be specifically identified by Carlyle to be treated as an Access Person. You will be informed by the Office of the General Counsel, the Global Chief Compliance Officer or designee if you are considered an “Access Person”.21 Access Persons must register on the ComplySci Compliance System all brokerage accounts for them, their spouses, minor children, all other immediate family members of 21 The Global Chief Compliance Officer or designee and the Office of the General Counsel reserve the right to request and review the personal trading activity for accounts associated with non-Access Persons.

21 January 2025 the household, and any other brokerage accounts for which the Access Person is making investment decisions (for personal trading as opposed to Advisory Client trading). If a brokerage account is with one of the brokers participating in automated electronic data feeds to the ComplySci system, the obligations described below to provide security holdings and ongoing trading activity are satisfied automatically via the ComplySci registration process, subsequent electronic data transmissions, and periodic certifications. If a brokerage account is not with one of the participating brokers (“non- electronic brokerage account”), then the Access Person must enter all security holdings on the ComplySci system during the registration process and provide reports of personal securities transactions as described below. If you need any assistance in determining which accounts are brokerage accounts, and what information should be added to the ComplySci Compliance System, contact the Compliance Department for assistance. If any of the registered brokerage accounts are under the full investment discretion of a third party, notify the Compliance Department of the arrangement. Due to the potential delays and inaccuracies associated with providing personal trading information manually, if you have brokerage accounts with non-electronic brokers, you may be asked to move your accounts to a broker providing electronic data feeds to the ComplySci Compliance System. In addition, Access Persons may not transfer holdings (e.g., compensation stock grants) of The Carlyle Group Inc. from brokerage accounts at Morgan Stanley without specific approval from the Office of the General Counsel or designee. All Access Persons with non-electronic brokerage accounts must provide to the Compliance Department a complete report of their securities holdings within 10 days of becoming, or being designated, an Access Person, and certify their holdings at least once a year thereafter (typically, via an annual certification through the ComplySci Compliance System). These reports must be as of a date not more than 45 days prior to the individual becoming an Access Person or the date on which the annual report is submitted. All Access Persons with non-electronic brokerage accounts must also provide reports of all personal securities transactions. For such accounts, Access Persons may elect to submit (i) immediate trade confirmations as they make trades; (ii) monthly account statements as they are received; or (iii) quarterly statements showing all activity for the previous quarter. All statements or trade confirmations for the quarter are due to the Compliance Department by the 30th day after the end of the quarter. Access Persons with non-electronic brokerage accounts who have no quarterly transactions to report must submit written confirmation (typically, via a ComplySci quarterly certification, 22 January 2025 alternatively, via e-mail) identifying “nothing to report” to the Compliance Department by the 30th day after the end of the quarter. If providing your reports via email, please send the email to “TCG Compliance” or compliance@carlyle.com. The initial, quarterly and annual reports of holdings and securities transactions must cover all securities (except securities acquired in transactions noted below) in which the Access Person (including spouse, minor children, other family members of the household, etc.) has or acquires any direct or indirect beneficial ownership or accounts over which an Access Person has control to make investment decisions (e.g., trusts and estates). Absent facts to the contrary, an Access Person is presumed to have beneficial ownership of securities that are held by his or her spouse, minor children, or other immediate family members of the Access Person’s household. All beneficially owned securities must be reported except for (i) U.S. government obligations (e.g., Treasury bills); (ii) money market instruments (e.g., bank certificates of deposit); (iii) money market funds; (iv) open ended mutual funds registered in the U.S (other than a Carlyle-advised mutual fund, which must still be reported), including market index funds,22 and (v) variable annuity and variable life insurance contracts. Access Persons are not required to report transactions in securities if they were acquired in accounts over which the Access Person (or spouse, minor child, or other immediate family member of the household) had no direct or indirect influence or control, such as a blind trust or an investment account where an independent professional has been granted full investment discretion. Similarly, transactions in securities that are effected in an automatic investment plan are not subject to the periodic transaction reporting requirements herein. Access Persons (including spouse, minor children, other family members of the household, etc.) who do not hold any brokerage accounts, and have no holdings to report must: (1) confirm this within 10 days of becoming, or being designated, an Access Person, (typically, via registration on the ComplySci Compliance System), (2) must notify the Compliance Department (directly or via the ComplySci Compliance System) if they (including spouse, minor children, other family members of the household, etc.) open a brokerage account or otherwise begin the process of acquiring a reportable holding, and (3) certify the accuracy of this at least once a year thereafter (typically, via an annual certification through the ComplySci Compliance System). 22 Note that due to variability in the underlying structure of exchange-traded funds, exchange-traded funds are considered to be reportable securities and are not intended to be carved out of the list of reportable securities.

23 January 2025 If you have any questions about the foregoing reporting process or exceptions, you should consult the Global Chief Compliance Officer or the Office of the General Counsel. Advisory Client Information Confidential information about Advisory Client securities recommendations or Advisory Client investment holdings may be deemed to be material, non-public information and access to such information should be limited to personnel with a legitimate business need to access such information. Conveying information regarding Advisory Client investment holdings and securities recommendations is subject to the same restrictions and protections as Portfolio Company or target Portfolio Company information stated above, and Carlyle Personnel violate this policy if they trade ahead of Advisory Clients for their personal account (or the account of a spouse, minor child or any other immediate family member of the household) based on advance knowledge of securities recommendations or otherwise tip anyone about such Advisory Client information. Government-Sourced Information In 2012, Congress passed the Stop Trading on Congressional Knowledge (STOCK) Act, which made explicit that trading while in possession of government-sourced, material, non-public information disclosed by government employees to market participants can be unlawful insider trading. Accordingly, Carlyle Personnel who are in contact with (a) government employees; (b) experts who consult for the government or otherwise gain exposure to material, non-public government-sourced information; and (c) third parties who interact with government employees, including lobbyists and research analysts, need to be alert to the risks of receiving material, non-public information. Where a concern arises that material, non-public information has been received, Carlyle Personnel should immediately notify the Office of the General Counsel or the Global Chief Compliance Officer. Engaging Paid Experts Through Expert Network Firms Using paid experts from expert network firms in connection with investment research or advice (whether industry-specific or company-specific) may raise potential conflicts of interest or issues under the insider trading laws, if the expert has access to material, non- public information about the company or a duty to keep confidential information that would be covered in a consultation.23 Carlyle Personnel using the services of expert 23 Subscriptions and contracts for “alt data” (information offering an alternative to fundamental financial data) can present similar risks. Alt data can be gathered through mining or scraping online data sources, including websites, social media posts, forums, reviews, and e-commerce sites. Consult with Legal and (cont’d) 24 January 2025 network firms are expected to be sensitive to these issues and to the existence of any inappropriate appearance that could result from engaging a paid expert, and must comply with the following: • Carlyle Personnel must obtain the pre-approval of the Legal and Compliance Department in connection with engaging any expert network firm or a particular paid expert from an expert network firm by submitting a request to expert.networks@carlyle.com or any member of the Legal and Compliance Department, and are expected to follow any procedures governing paid expert engagements established for their particular business unit. • During expert network consultations, Carlyle Personnel may not seek confidential or material, non-public information, and are expected to remain focused on avoiding receipt of information that could be material, non-public information or subject to a duty of confidentiality. • Carlyle Personnel also must refrain from trading in relevant securities and promptly notify the Office of the General Counsel or the Global Chief Compliance Officer if they become concerned that they may have obtained information that could be material, non-public information or subject to a duty of confidentiality or that there may be an appearance that this has occurred. Compliance Orientation New employees receive an orientation to review their compliance obligations as a Carlyle employee. This orientation covers the highlights of relevant Carlyle policies and procedures, including a discussion of the Restricted Trading Lists, reporting obligations as an Access Person, and using the ComplySci Compliance System. Execution and Return of Certification of Compliance All Carlyle employees must review this policy and will be asked to certify compliance annually via the ComplySci Compliance System. Compliance for further guidance on risks, diligence, and protective contract terms.

25 January 2025 Responsible Parties This following parties will be responsible for implementing and enforcing this policy: The General Counsel, Global Chief Compliance Officer or designees Documentation and Compliance Dates Monitoring and testing of this policy will be documented in the following ways: • Periodic review of Restricted Trading Lists and confidentiality agreements • Periodic review of the transactions of “Access Persons” • Annual review by the Global Chief Compliance Officer or designees Disclosures The following disclosures are aligned with this policy: • Forms ADV • Private Placement Offering Memoranda and other offering documents 1 January 2025 Attachment A Guidelines for Maintaining Carlyle’s Restricted Trading Lists Pursuant to The Carlyle Group Policies and Procedures Regarding Material, Non-Public Information and the Prevention of Insider Trading (the “Insider Trading Policy”) and various information barrier policies adopted by Carlyle, including The Carlyle Group Policies and Procedures Regarding the Information Barrier for Carlyle Global Credit, (collectively, the “Information Barrier Policies”), Carlyle maintains multiple restricted trading lists (the “Restricted Trading Lists”). • In accordance with the Information Barrier Policies, and subject to the provisions of the Information Barrier Policies, certain of which were adopted to control the flow of material, non-public information between Global Credit and the rest of the firm, the Restricted Trading Lists should contain all companies or issuers with publicly traded securities (including Carlyle Portfolio Companies) with respect to which Carlyle or any of its partners, managing directors, employees or board designees is aware or deemed to be aware of any material, non-public information, other than any Excluded Company (as described below). As used herein, the use of term “publicly traded” or “public” in describing any debt or equity securities of any issuer means not only that such are registered and/or traded on an exchange (e.g., NYSE), but also that such securities are available for purchase or sale in a secondary market transaction, whether over the counter, through a market-maker or otherwise (e.g.,144A PORTAL market). Publicly traded securities generally do not include bank loans. • More specifically, the “Global Credit Restricted Trading List” applies to Advisory Clients associated with the Carlyle Global Credit Group and generally should contain a list of all companies or issuers with publicly traded securities with respect to which Global Credit is aware or deemed to be aware of material, non- public information (other than an Excluded Company, as described below). The “Global Private Equity/Global Investment Solutions Restricted Trading List” applies to all Global Private Equity/Global Investment Solutions Advisory Clients and generally should contain a list of all companies or issuers with publicly traded securities with respect to which Global Private Equity/Global Investment Solutions is aware or deemed to be aware of material, non-public information (other than an Excluded Company, as described below). “The Carlyle Personnel Restricted Trading List” applies to all employees of Carlyle regarding their personal investments, including all personnel in both Global Credit and Global Private Equity/Global Investment Solutions. The Carlyle Personnel Restricted

2 January 2025 Trading List is a combined list of all issuers with publicly traded securities appearing on all of the foregoing restricted lists. • An “Excluded Company” is a company that: (a) has a partner, managing director or employee of Carlyle on its Board of Directors; (b) is not considered a Carlyle Portfolio Company; and (c) has no other relationship with Carlyle. Each partner, managing director or employee of Carlyle serving on or planning to serve on the Board of Directors of an Excluded Company (an “Excluded Director”) should immediately notify the Office of the General Counsel or Global Chief Compliance Officer of the potential or current appointment to such board and request approval for such appointment as required by Carlyle’s Code of Conduct (if not previously requested and granted). Each Excluded Director should abide by the policies and procedures of such Excluded Company regarding securities matters and not disclose any material, non-public information regarding such Excluded Company to any other partner, managing director or employee of Carlyle. The Office of the General Counsel or the Compliance department should be notified immediately if material, non-public information regarding an Excluded Company is communicated to any other partner, managing director or employee. • When should an issuer be placed on a Restricted Trading List? o Generally, an issuer of publicly traded securities should be placed on the appropriate Restricted Trading List if Carlyle or an affiliate executes a confidentiality or non-disclosure agreement with such issuer or an agent or representative of such issuer or otherwise becomes aware of material, non- public information regarding an issuer24. Accordingly, the Compliance Department should be notified just prior to or immediately upon execution of a confidentiality or non-disclosure agreement with an issuer of publicly traded securities or an agent or representative of such issuer. An issuer of publicly traded securities should also be placed on the appropriate Restricted Trading List if Carlyle or an affiliate acquires material, non- public information through reporting websites such as FinDox (primary system for Global Credit), Intralinks, Syndtrak, Debt Domain, or similar systems, directly from an agent bank, borrower, member of a bank group, 24 If the non-public information is limited to a small, immaterial division of a large company, Carlyle’s Legal and Compliance Department may determine that it is appropriate to add the issuer to an applicable ‘watch list’ or ‘gray list’, which generally requires trade-by-trade review and approval by the Legal and Compliance Department. Issuers may also be added to ‘watch lists’ or ‘gray lists’ by the Legal and Compliance Department in other situations where Carlyle is not aware of material, non-public information; however, trading activity needs to be monitored to control for potential or actual conflicts of interest, such as conflicts with Advisory Client trading. 3 January 2025 or equity sponsor. Communications of material, non-public information that occur between Global Credit and Global Private Equity/Global Investment Solutions pursuant to the Information Barrier Policy may also require that an issuer of publicly traded securities be restricted. While dependent on facts and circumstances, generally, (i) if Global Private Equity/Global Investment Solutions obtains material, non-public information about an issuer of publicly traded securities, the issuer will be placed on the Global Private Equity/Global Investment Solutions Restricted Trading List and The Carlyle Personnel Restricted Trading List, (ii) if Global Credit obtains material, non-public information about an issuer of publicly traded securities, the issuer will be placed on the Global Credit Restricted Trading List and The Carlyle Personnel Restricted Trading List. o Generally, an issuer of publicly traded securities should also be placed on the appropriate Restricted Trading List if: (i) a Carlyle Advisory Client or any partner, managing director or employee holds 10% or more of the equity securities of an issuer with publicly traded securities; or (ii) any partner, managing director or employee serves as an officer or director of an issuer of publicly traded securities (other than an Excluded Company). While dependent on facts and circumstances, generally, (i) where the 10% or more equity holder or the officer or director of an issuer of publicly traded securities (other than an Excluded Company) is associated with Global Private Equity/Global Investment Solutions, the issuer will be placed on the Global Private Equity/Global Investment Solutions Restricted Trading List and The Carlyle Personnel Restricted Trading List, and (ii) where the 10% or more equity holder or the officer or director of an issuer of publicly traded securities (other than an Excluded Company) is associated with Global Credit, the issuer will be placed on the Global Credit Restricted Trading List and The Carlyle Personnel Restricted Trading List. o You should be mindful of situations where Carlyle or one of its affiliates, partners, managing directors or employees has material, non-public information concerning an a privately held company that subsequently issues publicly traded securities (e.g., bonds issued in a 144A offering in connection with a buyout transaction). Such an entity should be added to the appropriate Restricted Trading List once it issues such publicly traded securities. o There may be other circumstances in which Carlyle or one of its affiliates, partners, managing directors or employees has material, non-public information concerning an issuer of publicly traded securities. All partners,

4 January 2025 managing directors and employees of Carlyle should notify the Compliance Department if such partner, managing director or employee believes that he or she may be aware of any material, non-public information relating to any issuer of publicly traded securities. In such cases, a senior member of the Compliance Department or the Office of the General Counsel should determine whether the issuer in question should be placed on one or more Restricted Trading Lists. o The process to request that an issuer be added to a Restricted Trading List varies by business segment. o Within Global Credit, private credit team requests should be sent to GCPrivate.Requests@Carlyle.com, and for liquid credit, requests should be made via FinDox. Global Credit Restricted List Requests Forms are also available, if needed. o For Global Private Equity and AlpInvest, please complete a Restricted List Addition Request Form, which is available on the Carlyle Connect intranet site.25 • When can an issuer’s name be removed from a Restricted Trading List? o The decision to remove an issuer from a Restricted Trading List must be evaluated on a case-by-case basis. In order to remove an issuer from a Restricted Trading List, Carlyle must determine that neither the appropriate group at Carlyle (e.g., Global Credit) nor any of that group’s employees or affiliates is aware of material, non-public information concerning that issuer. This change in circumstances could result from the information in question no longer being material (e.g., stale) and/or the information having been publicly announced. For example, if the material, non-public information concerns the fact that an issuer intends to put itself up for sale, the issuer generally should remain on the appropriate Restricted Trading List until the public announcement of that fact, or Carlyle’s determination that the issuer had abandoned that intention. Prior to removing an issuer from a Restricted Trading List, Carlyle should be satisfied that none of its employees and affiliates in the relevant Carlyle 25 Restricted list addition request forms are available on the Carlyle Connect intranet site, and include detailed completion and submission instructions. If an employee is unable to submit a completed restricted list addition request form, the restriction request may also be made directly to the General Counsel, Global Chief Compliance Officer or their designees (e.g., via an email to TCG Compliance (compliance@carlyle.com) or verbal communication). 5 January 2025 group has obtained any further inside information regarding that issuer. No issuer should be removed from the Restricted Trading List without prior written approval of the Global Chief Compliance Officer or the General Counsel of Carlyle or their designees. o To request that an issuer be removed from the Restricted Trading List, contact compliance@carlyle.com, and for Global Credit, contact GCprivate.requests@carlyle.com. Restricted List Removal Request Forms are available (if needed) on the Carlyle Connect intranet site. 26 26 Restricted list removal request forms are available on the Carlyle Connect intranet site, and include detailed completion and submission instructions. If an employee is unable to submit a completed restricted list removal request form, the restriction removal request may also be made directly to the General Counsel, Global Chief Compliance Officer or their designees (e.g., via an email to TCG Compliance (compliance@carlyle.com) or verbal communication).

January 2025 Attachment B THE CARLYLE GROUP INC. COMMON STOCK TRANSACTION REQUEST Pursuant to The Carlyle Group Policies and Procedures Regarding Material, Non-public Information and the Prevention of Insider Trading, for six months following their departure from Carlyle, non-independent Members of the Board of Directors or officers of Carlyle Group Inc. are required to provide the following information at least five (5) business days in advance of executing any proposed transaction in any securities of The Carlyle Group Inc. If the proposed transaction is not approved, you may not execute the proposed transaction. If you have any questions regarding this form, please contact the Office of the General Counsel or the Global Chief Compliance Officer. Name: Who is this trade request for: (check applicable box) You □ Spouse □ Minor Child □ Other immediate family member of your household □ Other account for which you make investment decisions (including trusts for the benefit of your family members) □ Type of Security: (check applicable box) Common Stock □ Other: □ Number of Securities: Proposed Date of Transaction: Type of Transaction: Purchase □ Sale □ Gift □ Other □ January 2025 If the proposed transaction is a gift, please complete the questions below: Name of Entity to Which Gift is to be Made: ______________________________________ Do you have influence or control over the disposition of the securities by the recipient once the gift is made? Yes □ No □ If the proposed transaction is indicated as “other” above, please provide details of the proposed transaction: _________________________________________________________ ______________________________________________________________________________ ______________________________________________________________________________ By signing and submitting this form, I certify that I am not currently aware of any material, non-public information relating to The Carlyle Group Inc. and its subsidiaries, and certify that the statements made on this form are true and correct. I understand that approval may be rescinded prior to executing the above transaction if material, non-public information regarding The Carlyle Group Inc. arises and, in the reasonable judgment of The Carlyle Group Inc., the completion of the trade would be inadvisable. I also understand that the ultimate responsibility for compliance with the insider trading provisions of the federal securities laws rests with me and that approval of any proposed transaction should not be construed as a guarantee that I will not later be found to have been in possession of material, non-public information. Signature of Requestor: __________________________________________ Printed Name of Requestor: ______________________________________ Date: __________________________________ Telephone Number Where You May Be Reached: ________________________ APPROVAL □ Request Approved and valid for the business day of approval and the following business day after approval, unless otherwise modified below □ Request Approved with the following modification: ____________________________

January 2025 ______________________________________________________________________________ □ Request Denied Signature: _________________________________________ Date: ____________________ Title: _____________________________________________ January 2025 Attachment C CARLYLE SECURED LENDING, INC. COMMON STOCK TRANSACTION REQUEST Pursuant to The Carlyle Group Policies and Procedures Regarding Material, Non-public Information and the Prevention of Insider Trading, for six months following their departure from Carlyle, non-independent Members of the Board of Directors or officers of Carlyle Secured Lending, Inc. are required to provide the following information at least five (5) business days in advance of executing any proposed transaction in any securities of Carlyle Secured Lending, Inc. If the proposed transaction is not approved, you may not execute the proposed transaction. If you have any questions regarding this form, please contact the Office of the General Counsel or the Chief Compliance Officer. Name: Who is this trade request for: (check applicable box) You □ Spouse □ Minor Child □ Other immediate family member of your household □ Other account for which you make investment decisions □ Type of Security: (check applicable box) Common Stock □ Other: □ Number of Securities: Proposed Date of Transaction: Type of Transaction: Purchase □ Sale □ Gift □ Other □

January 2025 By signing and submitting this form, I certify that I am not currently aware of any material, non-public information relating to Carlyle Secured Lending, Inc. and its subsidiaries, and certify that the statements made on this form are true and correct. I understand that approval may be rescinded prior to executing the above transaction if material, non-public information regarding Carlyle Secured Lending, Inc. arises and, in the reasonable judgment of Carlyle Secured Lending, Inc., the completion of the trade would be inadvisable. I also understand that the ultimate responsibility for compliance with the insider trading provisions of the federal securities laws rests with me and that approval of any proposed transaction should not be construed as a guarantee that I will not later be found to have been in possession of material, non- public information. Signature of Requestor: __________________________________________ Printed Name of Requestor: ______________________________________ Date: __________________________________ Telephone Number Where You May Be Reached: ________________________ APPROVAL □ Request Approved and valid for the business day of approval and the following business day after approval, unless otherwise modified below □ Request Approved with the following modification: ____________________________ ______________________________________________________________________________ □ Request Denied Signature: _________________________________________ Date: ____________________ Title: _____________________________________________ January 2025 Attachment D CARLYLE TACTICAL PRIVATE CREDIT FUND TRANSACTION REQUEST Pursuant to The Carlyle Group Policies and Procedures Regarding Material, Non-public Information and the Prevention of Insider Trading, for six months following their departure from Carlyle, non-independent Members of the Board of Trustees or officers of Carlyle Tactical Private Credit Fund (“CTAC”) are required to provide the following information at least five (5) business days in advance of executing any proposed transaction in any securities of CTAC. If the proposed transaction is not approved, you may not execute the proposed transaction. If you have any questions regarding this form, please contact the Office of the General Counsel or the Chief Compliance Officer. Name: Who is this trade request for: (check applicable box) You □ Spouse □ Minor Child □ Other immediate family member of your household □ Other account for which you make investment decisions □ Type of Security: (check applicable box) Common Stock □ Other: □ Number of Securities: Proposed Date of Transaction: Type of Transaction: Purchase □ Sale □ Gift □ Other □

January 2025 By signing and submitting this form, I certify that I am not currently aware of any material, non-public information relating to CTAC and its subsidiaries, and certify that the statements made on this form are true and correct. I understand that approval may be rescinded prior to executing the above transaction if material, non-public information regarding CTAC arises and, in the reasonable judgment of CTAC, the completion of the trade would be inadvisable. I also understand that the ultimate responsibility for compliance with the insider trading provisions of the federal securities laws rests with me and that approval of any proposed transaction should not be construed as a guarantee that I will not later be found to have been in possession of material, non-public information. Signature of Requestor: __________________________________________ Printed Name of Requestor: ______________________________________ Date: __________________________________ Telephone Number Where You May Be Reached: ________________________ APPROVAL □ Request Approved and valid for the business day of approval and the following business day after approval, unless otherwise modified below □ Request Approved with the following modification: ____________________________ ______________________________________________________________________________ □ Request Denied Signature: _________________________________________ Date: ____________________ Title: _____________________________________________ January 2025 Attachment E CARLYLE CREDIT INCOME FUND TRANSACTION REQUEST Pursuant to The Carlyle Group Policies and Procedures Regarding Material, Non-public Information and the Prevention of Insider Trading, for six months following their departure from Carlyle, non-independent Members of the Board of Trustees or officers of Carlyle Credit Income Fund (“CCIF”) are required to provide the following information at least five (5) business days in advance of executing any proposed transaction in any securities of CCIF. If the proposed transaction is not approved, you may not execute the proposed transaction. If you have any questions regarding this form, please contact the Office of the General Counsel or the Chief Compliance Officer. Name: Who is this trade request for: (check applicable box) You □ Spouse □ Minor Child □ Other immediate family member of your household □ Other account for which you make investment decisions □ Type of Security: (check applicable box) Common Stock □ Other: □ Number of Securities: Proposed Date of Transaction: Type of Transaction: Purchase □ Sale □ Gift □ Other □

January 2025 By signing and submitting this form, I certify that I am not currently aware of any material, non-public information relating to CCIF and its subsidiaries, and certify that the statements made on this form are true and correct. I understand that approval may be rescinded prior to executing the above transaction if material, non-public information regarding CCIF arises and, in the reasonable judgment of CCIF, the completion of the trade would be inadvisable. I also understand that the ultimate responsibility for compliance with the insider trading provisions of the federal securities laws rests with me and that approval of any proposed transaction should not be construed as a guarantee that I will not later be found to have been in possession of material, non-public information. Signature of Requestor: __________________________________________ Printed Name of Requestor: ______________________________________ Date: __________________________________ Telephone Number Where You May Be Reached: ________________________ APPROVAL □ Request Approved and valid for the business day of approval and the following business day after approval, unless otherwise modified below □ Request Approved with the following modification: ____________________________ ______________________________________________________________________________ □ Request Denied Signature: _________________________________________ Date: ____________________ Title: _____________________________________________ January 2025 Attachment F CARLYLE ALPINVEST PRIVATE MARKETS FUND TRANSACTION REQUEST Pursuant to The Carlyle Group Policies and Procedures Regarding Material, Non-public Information and the Prevention of Insider Trading, for six months following their departure from Carlyle, non-independent Members of the Board of Trustees or officers of Carlyle AlpInvest Private Markets Fund (“CAPM”) are required to provide the following information at least five (5) business days in advance of executing any proposed transaction in any securities of CAPM. If the proposed transaction is not approved, you may not execute the proposed transaction. If you have any questions regarding this form, please contact the Office of the General Counsel or the Chief Compliance Officer. Name: Who is this trade request for: (check applicable box) You □ Spouse □ Minor Child □ Other immediate family member of your household □ Other account for which you make investment decisions □ Type of Security: (check applicable box) Common Stock □ Other: □ Number of Securities: Proposed Date of Transaction: Type of Transaction: Purchase □ Sale □ Gift □ Other □

January 2025 By signing and submitting this form, I certify that I am not currently aware of any material, non-public information relating to CAPM and its subsidiaries, and certify that the statements made on this form are true and correct. I understand that approval may be rescinded prior to executing the above transaction if material, non-public information regarding CAPM arises and, in the reasonable judgment of CAPM, the completion of the trade would be inadvisable. I also understand that the ultimate responsibility for compliance with the insider trading provisions of the federal securities laws rests with me and that approval of any proposed transaction should not be construed as a guarantee that I will not later be found to have been in possession of material, non-public information. Signature of Requestor: __________________________________________ Printed Name of Requestor: ______________________________________ Date: __________________________________ Telephone Number Where You May Be Reached: ________________________ APPROVAL □ Request Approved and valid for the business day of approval and the following business day after approval, unless otherwise modified below □ Request Approved with the following modification: ____________________________ ______________________________________________________________________________ □ Request Denied Signature: _________________________________________ Date: ____________________ Title: _____________________________________________